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                                                                       EXHIBIT 5



                        [LATHAM & WATKINS LETTERHEAD]


                              October 21, 1996


ORBCOMM Global, L.P.
21700 Atlantic Boulevard
Dulles, Virginia 20166

                 Re:      Registration Statement on Form S-4 (File No. 333-1149)

Ladies and Gentlemen:

                 In connection with the registration of $170,000,000 aggregate principal amount of 14% Series B Senior Notes due 2004 (the "Securities") by ORBCOMM Global, L.P., a Delaware limited partnership (the "Company") and ORBCOMM Global Capital Corp., a Delaware corporation (together with the Company, the "Issuers") and the guarantees of the Securities by Orbital Communications Corporation, a Delaware corporation, Teleglobe Mobile Partners, a Delaware general partnership, ORBCOMM USA, L.P., a Delaware limited partnership and ORBCOMM International Partners, L.P., a Delaware limited partnership (collectively, the "Guarantors"), under the Securities Act of 1933, as amended, on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on August 30, 1996, as amended by Amendment No. 1 filed with the Commission on October 21, 1996 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                 In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Issuers in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.





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LATHAM & WATKINS

     ORBCOMM Global, L.P.
     October 21, 1996
     Page 2


                 In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                 We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, General Corporation Law of the State of Delaware and the Delaware Revised Uniform Limited Partnership Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

                 Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

                 Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof,

                 The Securities have been duly authorized by all necessary partnership and corporate action of the Issuers, and when executed, authenticated and delivered by or on behalf of the Issuers against payment therefor in accordance with the terms of the Indenture, will constitute legally valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms.

                 The opinions rendered above relating to the enforceability of the Securities are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding thereof may be brought; and (iii) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in the Indenture.





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LATHAM & WATKINS

     ORBCOMM Global, L.P.
     October 21, 1996
     Page 3


          To the extent that the obligations of the Issuers and the Guarantors under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."


                               Very truly yours,




                               /s/  LATHAM & WATKINS
                               -------------------------
                                    Latham & Watkins